Exhibit (b)(2)

IVAN TORREALBA ACEVEDO

  NOTARY PUBLIC

HUÉRFANOS 979 OF. 501 - SANTIAGO

JOH/11	REGISTER No.

LINE OF CREDIT AGREEMENT

ENTERED INTO BY AND BETWEEN

SCOTIABANK CHILE

AND

ENERSIS AMÉRICAS S.A.

(formerly Enersis S.A.)

IN SANTIAGO DE CHILE,

in the year two thousand sixteen, before me, VERONICA TORREALBA COSTABAL, Chilean citizen, married, attorney, holder of national identity card number one three zero six seven three one three dash three, Deputy Notary Public of the Licensed Notary Public of the Thirty-Third Notary

Public’s Office of Santiago, IVAN TORREALBA ACEVEDO, according to Legal Decree already formalized, domiciled at Calle Huérfanos number seventy-nine, office five hundred one of the Commune of Santiago, there appear: /one/ SCOTIABANK CHILE, banking corporation, with Tax ID Number nine seven zero one eight zero zero zero dash one, represented by Mr. MANUEL SOBRINO ARMADA, Venezuelan citizen, married, civil engineer, with foreign identity card number one four six four five nine zero six dash four, and Mr. DIEGO PABLO PORTALES DONOS, Chilean citizen, married, business engineer, with identity card number eight eight two six one one three dash five, both acting for SCOTIABANK CHILE, as demonstrated below, all domiciled at Calle Morandé number two hundred twenty six, Commune and city of Santiago, hereinafter the “Lender”; and /two/ ENERSIS AMÉRICAS S.A., investment corporation incorporated under the laws of Chile, with Tax ID Number nine four two seven one zero zero zero dash three, represented by Mrs. INGRID MORALES ÁVILA, Chilean citizen, married, business engineer, with national identity card number one four one five seven zero two one dash eight, and Mr. PABLO NUÑEZ MORA, Chilean citizen, single, civil engineer, with national identity card number two eight eight

IVAN TORREALBA ACEVEDO

  NOTARY PUBLIC

HUÉRFANOS 979 OF. 501 - SANTIAGO

three two one three dash zero, all domiciled in this City, Santa Rosa number seventy-six, Commune and city of Santiago, hereinafter indistinctly referred to as the “Company” or the “Borrower.” Each of the appearing parties shall be referred to as “Party” and jointly, as “Parties”; the appearing parties, who are of legal age and who demonstrate their identities with the aforementioned ID cards, appear in order to execute the following line of credit agreement, hereinafter the “Agreement” under the following terms and conditions: ONE: Definitions. “Acceptance” has the meaning as defined in clause /Two.Nine/ hereunder. “Consolidated Net Tangible Assets” corresponds, for any date, to the difference between the total consolidated assets minus (intangible assets other than goodwill plus (goodwill minus consolidated current liabilities)), in each case in accordance with the Borrower’s Consolidated Statements of Financial Position. “Association” means the Asociación de Bancos e Instituciones Financieras de Chile A.G. “Events of Default” has the meaning attributed to such term in part A) of Clause Ten of this Agreement. “Front-End Fee” has the meaning attributed thereto in Clause /Five.One/.

“Commitment Fee” has the meaning attributed thereto in Clause /Five.Two/. “Conditions Precedent” means the Conditions Precedent to Closing and the Conditions Precedent to Each Disbursement. “Conditions Precedent to Closing” has the meaning attributed thereto in Clause /Seven.One/. “Conditions Precedent to Each Disbursement” has the meaning attributed thereto in Clause /Seven.Two/. “Agreement” means this Line of Credit Agreement. “Quote” has the meaning as defined in clause /Two.Nine/ hereunder. “Financial Debt” corresponds, for any date, to the sum of Loans that Accrue Interest on Current Liabilities plus Loans that Accrue Interest on Non-Current Liabilities, both taken from the Borrower’s Consolidated Statements of Financial Position. “Banking Day” means any day the banks are authorized to open to the public in Santiago de Chile, other than Saturdays, Sundays and holidays, and the days the banks are obliged to remain closed by law or regulation. “Loan Documentation” means the Agreement, Promissory Notes, Disbursement Requests and the Quote. “Dollars” means the legal tender of the United States of America. “Observed Dollar” means, on any date it is determined, the exchange rate published on said date by Banco Central de Chile in accordance with

IVAN TORREALBA ACEVEDO

  NOTARY PUBLIC

HUÉRFANOS 979 OF. 501 - SANTIAGO

Part Six of Chapter One of the Compendium of Rules on International Changes of Banco Central de Chile, in the understanding that if Banco Central de Chile were to stop publishing the Observed Dollar, the exchange rate that substitutes or replaces the Observed Dollar shall be used. “EBITDA” corresponds, for any period, to the Operating Income, excluding Depreciation and amortization expenses and the Reversal of losses (losses) due to value impairment. “Material Adverse Change” means any event, situation or circumstance which occurs and /a/ adversely and significantly affects the legality, validity, enforceability or obligatory nature of the Loan Documentation, or /b/ which may fundamentally or reasonably be expected to adversely and significantly affect the businesses, condition, operations, results, properties or capacity of the Borrower to meet its obligations under this Agreement, the Promissory Notes in general, the Loan Documentation, or the Lender’s rights and actions under this Agreement and/or the Promissory Notes and/or Loan Documentation. “The Borrower’s Consolidated Statements of Comprehensive Income” means the Borrower’s Consolidated Statements of Comprehensive Income included in the Consolidated Financial Statements submitted to the SVS

[Superintendence of Securities and Insurance] on a quarterly basis. “Consolidated Statements of Financial Position” means the Consolidated Statements of Financial Position included in the Consolidated Financial Statements submitted by the Borrower to the SVS on a quarterly basis. “Interest Due Date” has the meaning attributed to such term in Clause /Four.Three/ of this Agreement. “Closing Date” means the date on which the Conditions Precedent to Closing are fulfilled or waived. “Lien” means any type of mortgage, pledge, attachment, guarantee or other right in rem, or limitation on the ownership, use, usufruct, enjoyment or disposal of one or more properties or assets, and any condition subsequent or preferential right on those established in favor of third parties. “Value Added Tax” means the tax on sales and services established in Decree-Law number eight hundred twenty-five and its amendments. “Chilean Companies Law” means law number eighteen thousand forty-six. “Margin” corresponds to zero point six percent per annum. “Committed Amount” shall have the meaning attributed thereto in Clause /Two.One/. “International Financial Reporting Standards” means the standards, interpretations and guides adopted by the International Accounting Standards

IVAN TORREALBA ACEVEDO

  NOTARY PUBLIC

HUÉRFANOS 979 OF. 501 - SANTIAGO

Board (Directorio Internacional de los Estándares de Contabilidad). “Other Lines” means the different line of credit agreements currently in force between ENERSIS AMÉRICAS S.A. and Banco del Estado de Chile and Banco de Chile. “Promissory Notes” has the meaning attributed to such term in Clause /Two.Seven. of this Agreement. “Current Liabilities” means the Current Liabilities contained in the Consolidated Statements of Financial Position. “Non-Current Liabilities” means the Non-Current Liabilities contained in the Consolidated Statements of Financial Position. “Total Assets” corresponds, for any period, to the Total Assets according to the Borrower’s Consolidated Statements of Financial Position, which, in turn, correspond to the Assets attributable to the owners of the parent company, plus non-controlling Interests. “Chilean Pesos” means the legal tender of Chile. “Commitment Period” has the meaning as defined in clause /Two.Three/ of this Agreement. “Interest Period” has the meaning attributed to such term in Clause /Four.Two./of this Agreement. “Related Parties” means those defined as such in article one hundred of law number eighteen thousand forty-five. “Loan” has the meaning attributed to such term in Clause

/Two.One/. “Nominal TAB [Interbank Rate] Loans” has the meaning attributed to such term in Clause /Two.Four/. “TAB UF [Chilean Unit of Account Interbank Rate] Loans” has the meaning attributed to such term in Clause /Two.Four/. “Carter II Reorganization” means the Reorganization the purpose of which is to separate the Company’s assets in Chile from the assets in Argentina, Brazil, Colombia and Peru, consisting of: (i) the division of Empresa Nacional de Electricidad S.A. (Endesa Chile) and Chilectra S.A. in to two companies each. The new companies, Endesa Américas S.A. (“Endesa Américas”) and Chilectra Américas S.A. (“Chilectra Américas”) would be independent companies to which the equity, assets and liabilities related to the business of each one outside of Chile (the “Separation”) would be assigned, respectively; (ii) division of Enersis S.A., assigning its assets, liabilities and equity of its businesses in Chile to a new company, Enersis Chile S.A. (“Enersis Chile”), and maintaining its shareholdings in Argentina, Brazil Colombia and Peru through de Enersis Américas S.A. (“Enersis Américas”); and (iii) Merger by incorporation of Enersis Américas with Endesa Américas and Chilectra Américas, which would be dissolved without going into liquidation, pursuant

IVAN TORREALBA ACEVEDO

  NOTARY PUBLIC

HUÉRFANOS 979 OF. 501 - SANTIAGO

to law. “Operating Income” corresponds to the item called Operating Income which appears in the Consolidated Statements of Comprehensive Income of the Borrower’s Consolidated Financial Statements. “Disbursement Request” has the meaning as defined in clause /Two.Three/. “SVS” means the Superintendence of Securities and Insurance. “Maximum Interest Rate” shall have the meaning attributed to such term in clause /Two.Eight./of this Agreement. “Nominal TAB [Chilean Unit of Account Interbank Rate]” means the weighted average interest rate published by the Association on the first Banking Day of each Interest Period for operations in Chilean Pesos at ninety, one hundred eighty, or three hundred sixty days, according to the duration of the Interest Period to which the rate is to be applied, in accordance with the text of the nominal TAB [Chilean Interbank Rate] Regulation published in the “Diario Oficial” on October four and October thirteen, in the year two thousand one, the revised version of which was formalized on February six, in the year two thousand six. “TAB UF [Chilean Unit of Account Interbank Rate]” means the weighted average interest rate published by the Association on the first Banking Day of each Interest Period for operations in Units of Account at ninety, one hundred eighty, or three hundred sixty days, according to the duration of the Interest Period to which the rate is to be applied, in accordance with the text of the TAB UF [Chilean Unit of Account Interbank Rate] Regulation published in the “Diario Oficial” on August twenty-one, in the year nineteen ninety-two, the revised version of which was formalized on January seventeen, in the year two thousand four. The corresponding publication in the “El Mercurio” newspaper, or in any other newspaper distributed in Santiago de Chile, shall serve as sufficient proof of each nominal TAB [Chilean Interbank Rate] or TAB UF [Chilean Unit of Account Interbank Rate]. If, for any reason, the determination, or the medium containing the publication of any nominal TAB [Chilean Interbank Rate] or TAB UF [Chilean Unit of Account Interbank Rate], is in any way contested or disputed, or if, for any reason, the aforementioned publication is not made, the Nominal TAB [Chilean Interbank Rate] or TAB UF [Chilean Unit of Account Interbank Rate] shall be verified by means of the certification issued for such purpose by the Association. If the rate certified by the Association on the determination date is not available, the nominal TAB [Chilean Interbank Rate] or TAB UF [Chilean

IVAN TORREALBA ACEVEDO

  NOTARY PUBLIC

HUÉRFANOS 979 OF. 501 - SANTIAGO

Unit of Account Interbank Rate] shall be the rate that substitutes or replaces it, provided it is calculated on a substantially similar basis. If there is no rate that substitutes or replaces it, and it is calculated on a substantially similar basis, the nominal TAB [Chilean Interbank Rate] or TAB UF [Chilean Unit of Account Interbank Rate] shall be the average interest rate paid on deposits for operations in Chilean pesos or in Units of Account, according to the rate made known by the Lender at ninety, one hundred eighty or three hundred sixty days, depending on the duration of the applicable Interest Period made known by the Lender. “Unit of Account” is as defined by the Banco Central de Chile in accordance with the provisions of article thirty-five, subsection nine of Law number eighteen thousand eight hundred forty, published in the “Diario Oficial,” in accordance with Chapter II.B.three of the Compendium of Financial Rules published by the Banco Central de Chile. TWO: General Loan Conditions. /Two.One/ Committed Amount. Subject to the fulfillment of the Conditions Precedent, the Lender, represented in the manner indicated hereinabove, hereby undertakes to grant to the company revolving loans in Units of Account, up to the sum of ONE MILLION

ONE HUNDRED THOUSAND Units of Account, hereinafter the “Committed Amount.” The Borrower may request disbursements from the Lender provided that the Commitment Period is in effect, as per the definition of this term in clause Two.Three hereunder, and up to the Committed Amount. Each disbursement charged to the Committed Amount shall hereinafter be referred to as a “Loan” and jointly, “Loans.” /Two.Two/ Purpose of the Loans. The Borrower shall use the Loans for general corporate purposes. /Two.Three/ Commitment Period and Disbursements. The Borrower’s right to request Loans up to the Committed Amount shall remain effective for thirty-six months as from the Closing Date, hereinafter the “Commitment Period.” The disbursements shall be made subject to written notice to the Lender three Banking Days in advance of the start date of each Loan, in accordance with the disbursement request form contained in Annex Two.Three of this Agreement, hereinafter the “Disbursement Request,” provided that the Commitment Period is still effective, and subject to fulfillment of the Conditions Precedent to Each Disbursement. The Lender undertakes to place the funds of each loan at the Borrower’s disposal within three Banking Days of the respective request date, provided that the Commitment Period

IVAN TORREALBA ACEVEDO

  NOTARY PUBLIC

HUÉRFANOS 979 OF. 501 - SANTIAGO

is effective, and subject to fulfillment of the Conditions Precedent to Each Disbursement. /Two.Four/ Denomination of Loans. The Loans provided under this Line of Credit Agreement may, at the Borrower’s choice asserted in each Disbursement Request, be denominated in Pesos or in Units of Account. The Loans denominated in Pesos shall be called “Nominal TAB [Interbank Rate] Loans,” and those denominated in Units of Account shall be called “TAB UF [Chilean Unit of Account Interbank Rate] Loans,” and for the effects of this Agreement, both are included under the concept of “Loan.” /Two.Five/ Currency of Payment. Loans denominated in pesos shall be paid in the legal tender of pesos, and those denominated in Units of Account shall be paid in the legal tender of pesos according to the value of the unit of account on the respective due date, or on the effective payment date, whichever is greater. /Two.Six/ Revolving Nature of the Loans. The Loans granted by virtue of this Agreement shall be of a revolving nature, in a way that the payments made shall entitle the Borrower to new drawdowns and, consequently, to request and obtain new disbursements charged to the payments made under the Loans, provided that the Commitment Period is effective, and also subject to fulfillment of the Conditions Precedent to Each Disbursement and without exceeding the Committed Amount. /Two.Seven/ Loan Documentation. Together with each of the Loans, the Borrower shall deliver to the Lender one or more promissory notes, each for the corresponding amount of each Loan, which shall document each Loan, duly certified before notary public, hereinafter the “Promissory Notes.” In case of any amendment to the Agreement, the Borrower undertakes to sign the corresponding amendment to the Promissory Notes within ten Banking Days, using the respective continuation sheets. The signing and delivery of the Promissory Notes and any continuation sheet signed by virtue of an amendment to the Loans, shall not constitute a renewal and shall not limit, reduce or by any means affect the Borrower’s obligations assumed towards the Lender pursuant to this Agreement. The Promissory Notes must constitute “enforceable title” in conformity with the rules of the Chilean Code of Civil Procedure. The Promissory Notes shall be granted by the Bank according to the Promissory Note form attached as Annexes Seven.Two and Seven.Three of this Agreement. The appearing parties agree and declare that for the signing of the Promissory Notes, the fact that they constitute “enforceable title” constitutes an

IVAN TORREALBA ACEVEDO

  NOTARY PUBLIC

HUÉRFANOS 979 OF. 501 - SANTIAGO

essential condition for the granting of the Loan or Loans under this Agreement. /Two.Eight/ Maximum Interest Rate. The Nominal TAB [Interbank Rate] Loans may not accrue interest at a rate in excess of the amount of the ninety-, one hundred eighty-, or three hundred sixty-day nominal TAB [Interbank Rate], plus the Margin; the TAB UF [Chilean Unit of Account Interbank Rate] Loans may not accrue interest at a rate in excess of the amount of the ninety-, one hundred eighty- or three hundred sixty-day (as the case may be) TAB UF [Chilean Unit of Account Interbank Rate], plus the Margin, hereinafter the “Maximum Interest Rate.” /Two.Nine/ Quote and Decision of the Borrower. During the Commitment Period, at the request of the Borrower, in accordance with the quote form contained in Annex Two.Eight of this Agreement, the Lender shall be obliged to provide a quote, within two Banking Days at the latest, for the granting of Loans for an amount no less than the amount requested by the Borrower in the quote form, which may not be above the Committed Amount, hereinafter the “Quote,” which must be valid for at least three Banking Days. Said quote must fulfill the conditions of this Agreement, including, without limitation, the provisions of clauses Two.Five, Two.Eight, Three.One, Four.One and Four.Two. The Borrower may, at its sole discretion and without subsequent liability, fully or partially accept or rightfully reject the Quote made by the Lender. If the Quote is accepted by the Borrower, hereinafter the “Acceptance,” the Lender shall be bound to make the corresponding Loan under the terms and conditions set out in above clause /Two.Three/.

/Two.Ten/ Beneficiary of Terms and Conditions. It is hereby stipulated that the terms, conditions, periods or formalities have been established to the exclusive benefit of the Lender, and the Lender may entirely or partially waive the enforceability of one or more of them. THREE: Payment of Principal. The amounts owed by virtue of this Agreement shall be paid by the Borrower as follows: /Three.One/ Amortization. The outstanding principal of each Loan must be paid within a term not exceeding the Commitment Period. Under no circumstances shall the Loans mature on a date beyond the Commitment Period. In the Disbursement Request, the Borrower may, at its sole discretion, choose the date on which to amortize the respective Loan, taking into account the preceding

IVAN TORREALBA ACEVEDO

  NOTARY PUBLIC

HUÉRFANOS 979 OF. 501 - SANTIAGO

limits. /Three.Two/ Voluntary Prepayments. The Borrower is expressly authorized to fully or partially prepay each Loan, subject to the concurrence of all the following conditions: /a/ That the Borrower gives prior notice in writing to the Lender at least five Banking Days in advance; /b/ that such payments are for minimum amounts equal to one hundred fifty thousand Units of Account and full multiples of twenty-five thousand Units of Account in excess of said amount; and /c/ that the early payment is made on the last day of an Interest Period, or on a different date, in which case the Borrower shall assume the Funding Breaking Costs related to said prepayment, by means of immediately available funds. For all the effects derived from this Agreement, “Funding Breaking Costs” shall be understood as the result of applying the formula indicated in Annex One, which is notarized together with this instrument. All early payments shall be applied in the following order: (i) to the accrued interest and, (ii) to the payment of principal installments. /Three.Three/ Mandatory Prepayments. At the option of the Lender, all owed amounts must be paid immediately, and the Lenders commitment to make Loans shall be terminated in case any of the following circumstances should occur: /a/ If the Borrower ceases to be a company subject to the publicly traded company regulations; or /b/ If the Borrower, having incurred in an Event of Default which remains uncured, pays a dividend or makes any other distribution to its shareholders other than those for which it is obliged pursuant to article seventy-nine of the Chilean Companies Law.

The mandatory prepayments shall apply to the past-due debts in the following order: /a/ fees; /b/ past-due interest payments; /c/ indemnities; /d/ expenses; /e/ legal costs; /f/ interest payments; /g/ principal. Together with any of the mandatory prepayments, the Borrower must pay the interest accrued up to the date of said mandatory prepayment and the Funding Breaking Costs related to said prepayment, as determined in accordance with Clause /Three.Two/ /c/ above, if the mandatory prepayment is made on a date other than the Interest Due Date. /Three.Four/ Extension due to Maturity on Non-Banking Days. In accordance with the provisions of article one hundred eleven of the Code of Commerce and article fifty-one of Law number eighteen thousand ninety two, when the

IVAN TORREALBA ACEVEDO

  NOTARY PUBLIC

HUÉRFANOS 979 OF. 501 - SANTIAGO

due date of any payment to be made in accordance with the terms of this Agreement, falls on a Non-Banking Day, the due date shall be extended until the next Banking Day, and the respective payment shall also include the corresponding interest of the days included in the extension, without any duplication of interest, calculated at the rate of the accrued Interest Period.

FOUR: Interest. /Four.One/ Applicable Interest. The outstanding principal of each Loan shall accrue daily interest in favor of the Lender, calculated as from the date of the respective Loan until the date of full payment of the respective Loan. The interest of each Loan shall be calculated based on the nominal or adjusted outstanding principal, depending on whether the obligation is expressed in pesos or in Units of Account, and interest shall be accrued for past-due periods, for the number of days effectively elapsed during each Interest Period, based on three hundred and sixty-day years. As from their disbursement date and up until the payment date, the Loans shall accrue interest at a rate which, under no circumstances, shall ever exceed the

Maximum Interest Rate, in accordance with Clause /Two.Eight/. /Four.Two/ Interest Period. Each interest period shall be the period commencing on the disbursement date of the respective Loan and terminating on the next interest payment date. The nominal or UF [Unit of Account] TAB [Chilean Interbank Rate], as the case may be, used in each loan, i.e. ninety, one hundred eighty, and three hundred sixty days, must be concordant with the periodicity of the interest payment. If the last day of the Interest Period falls on a Non-Banking Day, said period shall be extended until the next Banking-Day. If the end date of any Interest Period goes beyond the Commitment Period, the end date of said Interest Period shall be understood to be the last day of the Commitment Period. /Four.Three/ Interest Payments. Interest payments must be made on the last day of the Interest Periods and on the date when the principal is paid in full. Each of such dates is hereinafter referred to as the “Interest Due Date.” FIVE: Fees. /Five.One/ Front-End Fee. The Borrower shall pay the Lender a fee for the opening or structuring of the line of credit, hereinafter the “Front-End Fee” equal to zero point two percent on the Committed Amount, payable

IVAN TORREALBA ACEVEDO

  NOTARY PUBLIC

HUÉRFANOS 979 OF. 501 - SANTIAGO

on the Closing Date. /Five.Two/ Line of Credit Commitment or Maintenance Fee. The Borrower shall pay an annual commitment fee to the Lender, hereinafter the “Commitment Fee,” applied on the undisbursed daily average of the Committed Amount, measured by the Lender on a biannual basis and paid by the Borrower according to the undisbursed Committed Amount plus Value Added Tax, in accordance with the instructions of the Chilean Internal Revenue Service and the regulations in force. The Commitment Fee shall be zero point two percent per annum. The Commitment Fee shall be payable on a biannual basis, calculated as from the Closing Date. SIX: Common Provisions. /Six.One/ Net Amounts. All amounts to be paid by the Borrower to the Lender by virtue of this Agreement or any Loan Documentation, shall be paid in full without any deduction or withholding. For such purpose, it is agreed that if, for any reason, the Borrower is legally and unavoidably obliged to make any deduction or withholding, it shall do so but it shall pay the Lender the necessary complementary amounts in order for the Lender to receive a net amount equal to the amount it would have received if said deduction or withholding had not occurred. /Six.Two/ Application of Payment. Unless established otherwise in this Agreement, the Borrower declares and accepts that the payments to be made thereby to the Lender in accordance with this Agreement shall be applied to the past-due debts in the following order: /a/ fees; /b/ past-due interest payments; /c/ indemnities; /d/ expenses; /e/ legal costs; /f/ interest payments; /g/ principal. /Six.Three/ Additional Costs. If, pursuant to law or by order of any tax authority of Chile, taxes, levy or encumbrances of a similar nature are imposed, resulting in a reduction in the revenue to which the Lender is entitled under this Agreement or under the other Loan Documentation, the Borrower hereby, and as such, undertakes to compensate the Lender to the same extent that such revenue is reduced, as determined and demonstrated by the Lender, provided that to do so is legally permitted. /Six.Four/ Taxes and Expenses. /a/ Taxes. All payments made by the Borrower shall be free of any present or future tax, levy, withholding, deposit or any other deduction of any nature. Consequently, the Borrower shall pay any levies, taxes, tariffs and any other encumbrance of any nature, whether local or otherwise, including Value Added Tax, if applicable, except

IVAN TORREALBA ACEVEDO

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HUÉRFANOS 979 OF. 501 - SANTIAGO

for the direct taxes on the Lender’s income and/or assets, incurred currently or in the future, if applicable, by the granting, execution or termination of this Agreement or other Financial Documents. The Borrower shall indemnify the Lender if, for any reason, the latter pays any taxes attributable to the Borrower, in which case the Lender must provide the corresponding documentation, including receipts, given that it must demonstrate the payment or exemption of said taxes on behalf of the Borrower. For the effects of the provisions of this clause, as soon as the respective draft is made or the adjustment or charge is established, the Borrower undertakes to provide the Lender with the necessary funds to cover said expenses, costs or taxes, by means of: /i/ the respective provision of funds or /ii/ the signing of a promissory note made out to the Lender for the amount equal to said expenses, costs or taxes. If the Lender is obliged to make a tax payment without having been provided with the necessary funds for such purpose, and for any other outlaid amount, the maximum conventional interest permitted by law for credit operations in national currency shall be accrued between the payment or disbursement date–which must be made known to the Borrower by the third Banking Day after the payment is made, at the latest–and the effective reimbursement. This obligation shall remain in effect notwithstanding the full payment of the Loans. /b/ Expenses. The Borrower shall pay each and every one of the previously approved and duly documented reasonable and justified expenses, derived from or caused by the entering into, fulfillment or execution of this Agreement or other Loan Documentation, including, in any event: /i/ notary public charges and fees for the formalization of the Loan Documentation, and /ii/ legal costs, including reasonable attorney fees, when their services are necessary, derived from any legal action filed before the courts by the Lender to demand compliance with this Agreement or other Loan Documentation. /Six.Five/ Penalty Interest. The default or simple delay in the payment of any amount owed in accordance with the Loans shall, from the date of the default or simple delay and until its full and effective payment, accrue interest at the maximum conventional rate corresponding to the type of operation in question. The applicable penalty interest shall be calculated based on the nominal

IVAN TORREALBA ACEVEDO

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HUÉRFANOS 979 OF. 501 - SANTIAGO

or adjusted principal, depending on whether the obligation is expressed in pesos or in Units of Account, and the interest shall be capitalized in accordance with article nine of Law Number Eighteen Thousand Ten. Likewise, the Lender may call the outstanding Loans with interest at the recently stipulated penalty rate if the Borrower incurs in any Event of Default. /Six.Six. Means of Payment. Payment Method. The principal and/or interest payment of the Loans shall be directly made to the Lender at any of the Lender’s offices, during working hours on the corresponding due date, with immediately available funds or by means of any other document made out to the Lender, which accredits the immediate availability of the funds. Said payments shall be made in accordance with point /Two.Five/. SEVEN. Conditions Precedent. /Seven.One/ Conditions Precedent to Closing. The Lender’s obligations under this Agreement are subject to fulfillment or waiver of all the following conditions, which must be fulfilled by March ten, in the year two thousand sixteen, at the latest: /a/ That no Event of Default has occurred or any other event which, upon its notification or over time, results or could result in the occurrence of any Event of Default which remains uncured on the Closing Date; /b/ That the Lender has received a certificate issued by the Borrower’s legal representative or finance manager, certifying that the Borrower is in compliance with all the Affirmative and Negative Covenants established in Clause Nine of this Agreement and that no Event of Default has occurred; /c/ That all the fees, commissions, costs and their respective taxes, which are payable under this Agreement, have been paid; /d/ The absence of any legal action, investigation or proceeding pending against the Borrower, or any other event that causes or could reasonably cause a Material Adverse Change; /e/ That no important adverse change has occurred in the local or foreign credit or capital markets, or any significant and adverse effect has occurred in Chile’s financial markets, or any circumstance of force majeure or disruption to the market, at the discretion of the Lender; /f/ That no adverse and important change has occurred in the country’s economic, political and financial situation;

IVAN TORREALBA ACEVEDO

  NOTARY PUBLIC

HUÉRFANOS 979 OF. 501 - SANTIAGO

/g/ That no breach of the laws or regulations is committed, which limits the banks from granting credits, especially those in relation to credit limitations set forth in article eighty-four and eighty-five of the DFL [Decree–Law] number three, which contains the revised text of the General Banking Law; /h/ That the Credit Agreement(s) has/have been prepared and signed, or otherwise, that all the mutually acceptable credit documentation, required in order to be able to grant the Credit, is available; and /i/ That the conditions set out in the above points are complied with on or before March ten, in the year two thousand sixteen. Subject to fulfillment or waiver by the Lender of the conditions indicated in this provision, the Lender shall be obliged to declare the fulfillment of said conditions by means of written communication to the Borrower’s Finance Manager in the manner indicated in clause /Fourteen.Four/, which shall result in the entry into force of this Agreement, hereinafter the “Closing Date.” /Seven.Two/ Conditions Precedent to each Disbursement. Each Loan requested by the Borrower, to be charged to the Committed Amount, shall be solely and exclusively subject to the fulfillment or waiver, by the Lender, of the following conditions precedent: /a/ That as of the date of the request, no Event of Default has occurred, in accordance with the provisions of Clause Ten of this Agreement; /b/ That the Borrower is in compliance with all the Affirmative and Negative Covenants, in accordance with Clause Nine of this Agreement; /c/ That the Borrower pays all the fees, commissions and costs and all the stamp taxes and stamps or other payable taxes in relation to the corresponding Loan. If the disbursement of any Loan implies the payment of stamp taxes and stamps, the Borrower must have instructed the Lender to use part of the disbursed funds to deposit payment in the tax coffers for the stamp tax and stamps applicable to the respective disbursement, if applicable; /d/ That the Borrower signs the Promissory Note(s) before Notary Public, as requested by the Lender, for the effectively disbursed amount and physically delivers them to the Lender. The Promissory Notes must be signed by the Borrower’s attorneys-in-fact with sufficient powers. The Promissory Notes to be signed by the Borrower in favor of the Bank shall be substantially similar to the templates attached as Annex Seven.Two and Seven.Three.

IVAN TORREALBA ACEVEDO

  NOTARY PUBLIC

HUÉRFANOS 979 OF. 501 - SANTIAGO

/e/ That the Commitment Period has not expired. Subject to fulfillment or waiver by the Lender of the conditions indicated in this provision, the Lender shall be obliged to declare the fulfillment of said conditions by means of written communication to the Borrower’s Finance Manager in the manner indicated in clause Fourteen.Four. EIGHT: Representations and Warranties of the Borrower. The Borrower hereby, and as of the Closing Date, represents and warrants to the Lender, the following: /Eight.One/ That it is a publicly traded company, validly incorporated and existing under the laws of the Republic of Chile; that it has the necessary powers and authority to exercise ownership over its assets and to carry out its businesses, and that it is duly authorized pursuant to law and its bylaws to carry out its businesses in the manner in which it currently carries them out. Likewise, it declares that no shareholders’ meeting has been called in order to vote on its liquidation, dissolution, division, merger, transformation or consolidation, except for the previously planned corporate reorganization already made known to the Bank. /Eight.Two/ That the information delivered by the Borrower in the financial statements placed at the

Lender’s disposal, reflects its financial position. /Eight.Three/ That its representatives have the necessary corporate powers and authorizations to execute and comply with this Agreement, and to request the disbursement of the Loans and sign the Promissory Notes, and, in general, to sign the Loan Documentation of the Promissory Notes; and that the obligations assumed thereby, by virtue of this Agreement, and those assumed upon signing the Promissory Notes and Loan Documentation, constitute and shall constitute legal, binding and enforceable obligations. /Eight.Four/ That no government authorization, regulatory approval or third party consent is required for the execution of this Agreement, except for those already obtained and which remain in effect. /Eight.Five/ That the execution of this Agreement and the signing of the Promissory Notes and the Loan Documentation does not violate or contravene the law in force or its bylaws or any effective contract, agreement or pact to which it is party, and that it does not and shall not imply a breach or possible breach of any contract, agreement or pact. /Eight.Six/ That with respect to the Borrower, none of the following have occurred or are ongoing: /i/ any of the Events of

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Default stipulated in Clause Ten of this Agreement, /ii/ any other event which, over time or upon its notification, could constitute an Event of Default, or /iii/ any other non-compliance of the Borrower derived from this Agreement. /Eight.Seven/ That as of the date of the last available audited financial statements, no Material Adverse Change has occurred or is ongoing. /Eight.Eight/ That the Borrower is in compliance with the applicable environmental legislation. /Eight.Nine/ That the documentation of this Agreement is substantially similar to the documentation of the Other Lines. NINE: The Borrower’s Affirmative and Negative Covenants. The Borrower hereby undertakes to comply with the following obligations during the entire period from the date of this instrument up until the full discharge of the obligation, to pay the amounts owed by virtue of this Agreement, the Loans, the Promissory Notes or the Documentation of the Promissory Note(s), as well as the interest due: /Nine.One/ To preserve and maintain its existence and legal validity. /Nine.Two/ The Borrower may not create, contract or assume any lien on or in respect of any of the current or future properties or assets owned thereby, with the exception of the following: /a/ Liens existing as of the date of this Agreement, which guarantee its obligations towards third parties; /b/ Liens on the Borrower’s properties, chattels or assets imposed by law and/or, which were contracted in the normal course of its business, and which /i/ do not detract value from said properties or assets, or which do not adversely affect the use thereof in the Borrower’s line of business; or /ii/ are being disputed in good faith by proper legal proceedings; /c/ Liens created with the purpose of financing the acquisition or construction of any property or asset as part of a project if, in case of default on the payment of any amount related to said project, the person or persons that granted the financing are, throughout the life of the lien, authorized to have access only to said properties or assets and to the income or losses derived from their management, including ability to access said properties, assets or income through a special purpose entity; /d/ Liens other than those described in part /c/ above, on any property or asset acquired or built by the

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Borrower, which have been created, contracted or assumed contemporaneously or within one hundred eighty days as from the acquisition date of said properties or assets, or, in the case of any property construction, after the completion of the construction or prior to the start of commercial operations of said property or asset, whichever occurs first, in order to secure the payment of any part of the purchase price of said property or the construction costs, including interest costs, during the construction and other financial costs, provided that any of said liens /i/ only apply to the acquired or built asset or property, and /ii/ secure a principal, capital or nominal amount not in excess of one hundred eighty percent of the acquisition or construction cost of said property or asset. /e/ Existing liens on any property or asset built prior to its acquisition by the Borrower, provided that /i/ said lien has not been created in consideration of the acquisition of the property or asset; /ii/ said liens do not apply to any other property or asset of the Borrower; and /iii/ said liens only secure the obligations secured thereby as of the acquisition date. /f/ Liens resulting in the seller’s right of retention under normal conditions in order to supply acquired assets of the Borrower in the ordinary course of business. /g/ Liens related to bank guarantees, rights of set-off or similar rights, such as deposit accounts or any other fund kept with a depository or other financial institution, provided that the funds of said deposit account have not been delivered in guarantee and it is not subject to access restrictions on the part of the Borrower, and that the holder of the deposit account does not intend to provide any guarantee to the depository institution. /h/ Liens for uncollected taxes, appraisals or government charges or taxes, or liens for taxes, appraisals or government charges or taxes subject to claims in good faith and through property legal proceedings, for which the necessary provisions have been established in accordance with the International Financial Reporting Standards. /i/ Pledges or deposits constituted to secure the obligations established in the labor laws or similar legislation, or constituted to secure

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legal obligations, including obligations assumed in relation to a privatization. /j/ Pledges or deposits constituted to guarantee offers in tendering procedures, concession contracts, or similar instruments in respect of an acquisition, commercial agreements other than credit or lease agreements, performance bonds and other obligations of a similar nature. /k/ Easements, rights of way or any other lien that affects real property, which do not materially or adversely affect the use of said real property for its current purposes; /l/ Judicial guarantees in respect of legal proceedings not constituting an Event of Default; /m/ any extension, renewal or substitution of the aforementioned liens, provided that the total amount of the debts secured by said liens is not increased by virtue of said renewal, substitution or extension and provided that said renewal, substitution or extension does not encumber additional assets or properties; and /n/ Any other additional lien that secures any debt or any other monetary obligation, provided that the total amount of the debt or other monetary obligation secured by said liens does not exceed ten percent of the Consolidated Net Tangible Assets. /Nine.Three/ The Debtor may not be spun off, merged or liquidated, except in the case of the Carter II Reorganization. /Nine.Four/ To send to the Lender the annual review and annual consolidated financial statements–all of which must be signed by the duly authorized persons and be duly audited–within one hundred twenty calendar days of the year-end closing, and to send its quarterly consolidated financial statements within sixty days of the quarterly closing. The Parties agree that the Borrower’s accounting shall be audited by an audit firm included in the register kept for such purpose by the SVS [Superintendence of Securities and Insurance] in accordance with article fifty-three of the Chilean Companies Law. /Nine.Five/ To deliver to the Lender, together with the financial statements, the calculation details of the financial ratios to be observed by the Borrower in accordance with clause /Nine.Twelve/ and /Nine.Thirteen/ hereunder, issued by its finance manager or duly authorized attorneys-in-fact. /Nine.Six/ To report the following to the Lender in writing, as soon as it becomes aware of such circumstances and, in any

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event, within five Banking Days: /a/ any essential fact which is not confidential and which could result in a Material Adverse Change; /b/ any breach of any provision of this Agreement and any incident or contingency that could result in the annulment or suspension of any provision of this Agreement, or in the obligations derived from this instrument being otherwise nullified or becoming unenforceable; /c/ any situation of those deemed to be, or which could constitute, an Event of Default; and /d/ any variation produced or imprecision observed in the data, documents or information provided by the Borrower to the Lender, such as the estimate for the underwriting of this Credit, which could cause a Material Adverse Change. /Nine.Seven/ To Deliver to the Lender, copies of any notifications or documents, which are relevant in the context of their rights derived from this instrument, sent or received by the Borrower, and from which a Material Adverse Change may derive. /Nine.Eight/ To promptly pay all levies, taxes, social security contributions, tariffs and retirement fund contributions which it is liable or obliged to pay as and when they fall due. /Nine.Nine/ To keep accounting books and records, therein making the complete, timely and reliable annotations in accordance with the regulations in force and the International Financial Reporting Standards issued by the SVS [Superintendence of Securities and Insurance]. /Nine.Ten/ To maintain, where relevant, its current line of business. /Nine.Eleven/ To comply with the laws, regulations and other legal provisions applicable thereto, including the applicable environmental protection laws, in all relevant aspects thereof. /Nine.Twelve/ To maintain, at a consolidated level, on the last day of each quarter, a maximum Financial Debt to Total Assets ratio of one point three times. /Nine.Thirteen/ To maintain, at a consolidated level, a maximum Financial Debt to EBITDA ratio of three point five times, where the Financial Debt shall be measured on the last day of each quarter and the EBITDA shall be that corresponding to the four moving quarters ending on such date. /Nine.Fourteen/ Not to carry out transactions with Related Parties of the Borrower in conditions different to those prevailing in the market, in accordance with the provisions of article eighty-nine

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of the Chilean Companies Law. /Nine.Fifteen/ That the rights of the banks that grant credits to the Borrower under Other Lines, shall at all times maintain the same priority and guarantees as the rights and/or amounts owed to the Lender under this Agreement and the Loans granted under the same. /Nine.Sixteen/ To inform the Bank of any change or revocation of powers within ten days after such event. /Nine.Seventeen/ To maintain the full validity of its relevant rights, licenses, permits, trademarks, franchises, concessions or patents, in the understanding, however, that the Borrower may waive such rights, licenses, permits, trademarks, franchises, concessions or patents, insofar as such waiver does not imply a Material Adverse Change. /Nine.Eighteen/ To maintain all the necessary assets in order to conduct its businesses and operations in good order, repair and condition, except for wear and tear from normal use, and to maintain insurance policies on said assets with adequate coverage and in accordance with the practice in the industry in which the Borrower carries out its activities. /Nine.Nineteen/ To use the funds in accordance with the provisions of clause /Two.Two/. /Nine.Twenty/ To ensure that, at all times, the Borrower’s obligations under the Credit

Documentation maintain the same payment priority, pursuant to law, as its other payment obligations, with the exception of its labor and tax obligations, in accordance with the law. TEN: Default /A/ Events of Default and Early Enforceability of the Agreement. The following events constitute events of default or grounds to demand early payment of the Loans: /Ten.One/ The default or simple delay in the full and timely payment of all or part of the interest of the Loans granted under this Agreement, provided that said default is not satisfactorily cured by the Borrower within one Banking Day as from the default date. /Ten.Two/ The default or simple delay in the full and timely payment of the all or part of any principal installment of the Loans granted under this Agreement, provided that said default is not satisfactorily cured by the Borrower within three Banking Days as from the default date. /Ten.Three/ The default or simple delay in the full and timely payment of any other sum of money by virtue of the Agreement and/or of the Loans and/or Promissory Notes or any other

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Loan Documentation, provided that said default is not satisfactorily cured by the Borrower within three Banking Days as from the default date. /Ten.Four/ Failure to send to the Lender the respective, duly signed continuation sheet(s) in which the maturity of the loan is extended, by the maturity date thereof at the latest; said extension may not exceed the Commitment Period. The foregoing is applicable when the parties have agreed to the corresponding extension. /Ten.Five/ The Borrower’s failure to comply with any of the Affirmative and Negative Covenants in accordance with subsections /Nine.One/ and /Nine.Three/ of Clause Nine of this Agreement, and said non-compliance remains uncured for a period of five Banking Days of the date when the Lender informs the Borrower of said non-compliance in writing. /Ten.Six/ The Borrower’s failure to comply with any of the other Affirmative and Negative Covenants in accordance with Clause Nine of this Agreement, and said non-compliance remains uncured for a period of fifteen Banking Days of the date when the Lender informs the Borrower of said non-compliance in writing. /Ten.Seven/ Willful or negligent falsehood, imprecision or error in one or more of the Representations and Warranties made by the Borrower in Clause Eight of this Agreement, which produces a Material Adverse Change. /Ten.Eight/ If, in any legal proceeding filed against the Borrower, an attachment is ordered for any sum that is equal to or above the Peso-equivalent of one hundred million Dollars at the moment of the attachment, and said attachment is not lifted within a period of thirty Banking Days. /Ten.Nine/ If any State authority or body, or any foreign public, state or government authority orders the Borrower to pay fines or pecuniary sanctions for amounts equal to or above five percent of its consolidated assets, whether due to breach of any regulations or orders of an authority, or due to any other reason, provided that the proceeding that gave rise to the applied sanction has become final and conclusive, and against which no judicial or administrative appeal may be filed. /Ten.Ten/ If the liquidation of the

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Borrower’s assets is declared in bankruptcy proceedings, or if the Borrower is submitted to a bankruptcy liquidation or reorganization proceeding. The above shall not apply to the bankruptcy financial protection periods established in Law number twenty thousand seven hundred twenty. /Ten.Eleven/ If any bankruptcy liquidation or reorganization proceeding is filed against the Borrower, the declaration of invalidity or breach of a reorganization agreement shall be petitioned; if an obligation recorded in an enforceable title goes unpaid, or if there are two or more expired enforceable titles derived from different obligations, where at least two enforcement proceedings have been filed or if there is any other ground for a lender to petition for forced liquidation and sufficient assets have not been delivered to cover the owed amount and the corresponding legal costs; or if any proceeding is filed by or against the Borrower for the dissolution, liquidation, reorganization, bankruptcy, restructuring or settlement of payments of the respective borrower or of its assets, in accordance with any Chilean law on bankruptcy, insolvency or reorganization of debtors, which is ongoing and not abandoned within thirty days of its filing; if the appointment of a liquidator, overseer or other similar official is requested in respect of the Borrower, or of a significant part of its assets, for a total amount equal to or above the Peso-equivalent of one hundred million Dollars, or if the Borrower adopts any measure in order to permit any of the aforementioned acts, provided that, in the case of a proceeding against the Borrower, it is not abandoned within sixty days of its filing or of its notification to the Borrower, as the case may be. The above shall not apply to the bankruptcy financial protection periods established in Law number twenty thousand seven hundred twenty. /Ten.Twelve/ If the Borrower defaults on any payment obligations in respect of third parties or if it fails to comply with obligations, in respect of the Lender, other than those of this Agreement, or if, regarding said obligations, any event occurs that causes or could cause its early enforceability, by acceleration, in all cases, for amounts individually in excess of the Peso-equivalent of fifty million Dollars, and said

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default is not cured within fifteen Banking Days of the default date, unless, within thirty Banking Days of said date, the Borrower’s shareholders contribute the necessary funds to cover one hundred percent of the claimed amounts and pay them when applicable; said contributions may be made by capital increases or by subordinated debt. /Ten.Thirteen/ Illegality or impossibility to comply with the obligations assumed by the Borrower by virtue of the Loan Documentation. /Ten.Fourteen/ If, for any reason, during the term of the Agreement, the Borrower ceases to carry out its business activities, or is voluntarily dissolved or liquidated, or incurs in any of the legal grounds for dissolution or liquidation. /B/ Credit Acceleration Procedure. If any of the Events of Default occur, described in Section A of this Clause, the Lender may, at its sole discretion, declare as immediately due and payable the total outstanding principal of the Loans, as the case may be, the corresponding interest and all other amounts owed to the Lender by virtue of this Agreement. ELEVEN: Assignments. The Lender may sell, assign and transfer all or part of the disbursed Loans and/or the Promissory Notes, in accordance with the corresponding circulation laws, to other financial entities, subject to requesting the Borrower’s prior approval in writing, which may not be denied without just cause. TWELVE: Applicable Legislation, Domicile and Jurisdiction. /a/ This Agreement is governed by Chilean law. /b/ For all applicable legal effects of this instrument, the appearing parties establish domicile in the commune of Santiago, and they submit themselves to the venue and jurisdiction of the ordinary law courts of the city and commune of Santiago de Chile. THIRTEEN: Titles of Clauses. The titles given by the Parties to the different provisions of this Agreement have only been established for reference and to facilitate reading, without affecting the meaning or scope each clause may have apart from said title. FOURTEEN: Other Provisions /Fourteen.One/ Preclusion. If the Lender, where applicable, does not exercise or delays in the exercise of any of its rights under this Agreement, the Promissory Notes and/or any other Loan Documentation, such circumstance shall not constitute a waiver of such

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rights, and the separate or partial exercise of any right shall not impede the exercise thereof or of other rights. The remedies referred to herein are cumulative and do not preclude any other remedy recognized by law. /Fourteen.Two/ Invalidity. The declaration of invalidity or ineffectiveness of any provision contained in this Agreement and/or in the Promissory Notes and/or in any other Loan Documentation shall render such provision invalid or ineffective, but such invalidity or ineffectiveness shall not affect the validity and effectiveness of the other provisions of the Agreement and/or the Promissory Notes and/or any other Loan Documentation. /Fourteen.Three/ Equivalences. In all cases where reference is made to the Peso and Dollar equivalence, the value of the Observed Dollar shall apply, which is published by the Central Bank in “Diario Oficial” on the date the equivalence in question is to be carried out. /Fourteen.Four/ Notifications. All notifications and communications to be sent by the parties by virtue of this Agreement shall be sent to: ENERSIS AMÉRICAS S.A., Calle Santa Rosa # 76, 15th floor, Santiago, Chile. Addressed to: Mr. Fernando Morey Sampaio. Head of Finance Chile. Telephone: two two

three five three four four seven six. E-mail: fernando.morey@enel.com and ugd@enel.com. If the notification or communication is sent to the Lender: SCOTIABANK CHILE, Calle Morandé # 226, comuna de Santiago, Santiago, Chile. Addressed to: Federico Alonso Marambio. Telephone: two two six nine two six five five four. Any notification sent to either of the above domiciles shall have full contractual force, unless either party informs the other party in advance and in writing of the establishment of a new domicile, which shall only take effect as from the date said written notice is received by the addressee. All notifications sent under this Agreement must be made in writing and shall be deemed to have been received by the addressee once they have been delivered in person, or on the next Banking Day if sent by fax or e-mail with acknowledgement of receipt, or on the third Banking Day after being delivered to a reputed national courier service. /Fourteen.Five/ Annexes. All the Annexes indicated in this Agreement have been duly signed by the Borrower and Lender, and they are added to the end of the records of this month under number one hundred five, and they form an integral part of this Agreement for all

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applicable legal effects. LEGAL CAPACITIES. The legal capacities of Mr. MANUEL SOBRINO ARMADA and DIEGO PABLO PORTALES DONOSO to represent SCOTIABANK CHILE are recorded in the public instruments executed on July two, in the year two thousand four and on September twenty-three, in the year two thousand two, respectively, both executed at the Notary Public’s Office of Mr. EDUARDO DIEZ MORELLO, in Santiago. The legal capacities of Mrs. INGRID MORALES ÁVILA and Mr. PABLO NUÑEZ MORA to represent the Company are recorded in the public instrument dated July twenty-three, in the year two thousand fifteen, executed at the Notary Public’s Office of Mr. IVÁN TORREALBA ACEVEDO, in Santiago. In witness whereof, and having read this Agreement, the appearing parties sign before the certifying Notary Public. Copy is issued. In witness thereof,-

/s/ MANUEL SOBRINO ARMADA

MANUEL SOBRINO ARMADA

On behalf of SCOTIABANK CHILE

/s/ DIEGO PABLO PORTALES DONOSO

DIEGO PABLO PORTALES DONOSO

On behalf of SCOTIABANK CHILE

/s/ INGRID MORALES ÁVILA

INGRID MORALES ÁVILA

On behalf of ENERSIS AMÉRICAS S.A.

/s/ PABLO NUÑEZ MORA

PABLO NUÑEZ MORA

On behalf of ENERSIS AMÉRICAS S.A.

ANNEX 1

BREAK FUNDING COSTS CALCULATION FORMULA

Nominal TAB [Chilean Interbank Rate] Operations:

“Break Funding Costs”: means the applicable amount if the Market TAB [Chilean Interbank Rate] on the corresponding early payment date is lower than the Credit Rate, and said Costs are calculated based on the following formula: /a/ the difference between the Credit Rate and the Market TAB [Chilean Interbank Rate] multiplied by /b/ the amount resulting from multiplying the principal amount paid early by the number of days between the early payment date and the last day of the current Interest Period, divided by three hundred sixty.

To determine the current value indicated in the Break Costs, the Market TAB [Chilean Interbank Rate] shall be used as the discount rate.

For such purpose, the “Market TAB [Chilean Interbank Rate]” published for the prepayment date, on annual basis, shall be: /i/ the Monetary Policy Rate in effect if the prepayment is made less than thirty days before the next Rate Adjustment Date; /ii/ if the term until the next Rate Adjustment Date is 30 days or more, the linear interpolation between the two Nominal TAB [Chilean Interbank Rates] closest to said term shall be used.

“Rate Adjustment Date” is understood as the date when the Nominal TAB [Chilean Interbank Rate] is to be adjusted in accordance with the provisions of the promissory note.

“Monetary Policy Rate” is understood as that determined and published in pesos by the Board of the Banco Central de Chile in accordance with its articles of incorporation.

If, on the date when the prepayment is to be made, the Banco Central de Chile or the Asociación de Bancos e Instituciones Financieras De Chile A.G., as the case may be, has not published the Nominal TAB [Chilean Interbank Rate], the rate published on the previous banking day shall be used.

If the Monetary Policy Rate and/or the Nominal TAB [Chilean Interbank Rate] are eliminated, the corresponding rate shall be replaced by the weighted average rate of time deposits in pesos traded on the Santiago Stock Exchange, whose term to maturity is similar (+/- 5 days) to the number of remaining days from the prepayment date until the next Rate Adjustment Date.

TAB UF [Chilean Unit of Account Interbank Rate] Operations:

“Break Funding Costs”: means the applicable amount if the Market TAB [Chilean Interbank Rate] on the corresponding early payment date is lower than the Credit Rate, and said Cost is calculated based on the following formula: /a/ the difference between the Credit Rate and the Market TAB [Chilean Interbank Rate] multiplied by /b/ the amount resulting from multiplying the principal amount paid early by the number of days between the early payment date and the last day of the current Interest Period, divided by three hundred sixty. To determine the current value indicated in the Break Cost, the Market TAB [Chilean Interbank Rate] shall be used as the discount rate.

For such purpose, the “Market TAB [Chilean Interbank Rate]” published for the prepayment date, on annual basis, shall be: /i/ the average purchase rate of fixed-term deposits in Units of Account traded on the Santiago Stock Exchange on the previous working day, for operations with the same term to maturity, and if the term is not the same, it shall be the one corresponding to fixed-term operations closest (before and/or after) to the term to maturity, provided the prepayment is made less than thirty days before the next rate adjustment date; /ii/ if the term until the nest rate adjustment date is ninety days or more, the linear interpolation between the two TAB UF [Chilean Unit of Account Interbank Rates] closest to said term shall be used.

“Rate Adjustment Date” is understood as the date when the TAB UF [Chilean Unit of Account Interbank Rate] is to be adjusted in accordance with the promissory note.

The TAB UF [Chilean Unit of Account Interbank Rate] is that published by the Asociación de Bancos e Instituciones Financieras de Chile A.G. pursuant to the “Bank Rate Regulation -TAB [Chilean Interbank Rate]- of the Asociación de Bancos e Instituciones Financieras de Chile A.G.,” notarized at the Santiago Notary Public’s Office of Mr. Raúl Undurraga Laso on January 13, 2004, register No. 147 and published in the edition of “Diario Oficial” dated January 17, 2004, and its subsequent amendments, or the rate that replaces it.

If, on the date when the prepayment is to be made, the Asociación de Bancos e Instituciones Financieras de Chile A.G. has not published the TAB UF [Chilean Unit of Account Interbank Rate], the rate published on the previous banking day shall be used.

If the TAB UF [Chilean Unit of Account Interbank Rate] is eliminated and not replaced, the Break Cost shall be equal to the interest calculated on the amount to be prepaid for the TAB UF [Chilean Unit of Account Interbank Rate] of the current interest period for the term to maturity up until the Rate Adjustment Date.